EXHIBIT 10.9
                       Second Amendment to
                  American Banknote Corporation
              Supplemental Executive Retirement Plan
                     as Adopted July 1, 1997

     Pursuant to resolution of the Compensation Committee under delegated authority of the Board of Directors by resolution adopted June 11, 1997:

     Notwithstanding the provisions of Article A(1) and (2) of Section IV, Article B of Section IV and Article B of Section V, the participant who is listed on Schedule A hereto shall receive retirement income as a percentage of initial base salary which shall be defined as $800,000 or any lesser amount provided to the participant by employment agreement for the period commencing October 1, 1993 that shall be effective July 1, 1997.

     All other plan provisions including adjusted retirement income credits shall be applied as stated in the plan and First Amendment to the Plan as adopted April 1, 1994.

                          Amendment to
                  American Banknote Corporation
              Supplemental Executive Retirement Plan
                     as Adopted April 1, 1994

                            Schedule A

Participant

Morris Weissman
c/o American Banknote Corporation
200 Park Avenue
New York, NY  10166

or

417 Park Avenue
New York, NY  10022